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                                                                   EXHIBIT 10.15



                            CO-BRANDED SITE AGREEMENT

        This Co-Branded Site Agreement (this "Agreement") is entered into as of January 14, 2000 (the "Effective Date") by and between LendingTree, Inc. ("LendingTree"), a Delaware corporation, and CNBC.com LLC ("CNBC.com"), a Delaware limited liability company.

        WHEREAS, LendingTree has developed a multiple lender consumer loan origination software program and Internet website, currently located at www.lendingtree.com (the "LendingTree Site"), through which it operates a loan request filtering service offering consumers the opportunity to obtain competitive loan offers from participating lenders in connection with various products, including first mortgage loans, home equity lines of credit, credit cards, automobile loans and unsecured personal loans;

        WHEREAS, CNBC.com is an interactive media company which operates the CNBC.com website (the "CNBC.com Site"); and

        WHEREAS, LendingTree desires to provide certain of its content and services to CNBC.com for distribution and marketing through the CNBC.com Site, and CNBC.com desires to conduct such distribution and marketing, subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration received and to be received under this Agreement, the sufficiency of which is acknowledged by the parties, the parties agree to the following:

1.      DEFINITIONS.

        (a) "Above the Fold" shall mean situated within the portion of a page that is designed to be visible to a user when loaded into and displayed by a web browser running so that the browser occupies the full screen of a standard SVGA monitor, without requiring the user to scroll horizontally or vertically through the page.

        (b) "Affiliate" shall mean any Person that is directly or indirectly, through one or more intermediaries, Controlled by the National Broadcasting Company, Inc ("NBC"). For purposes of this definition, "Controlled" shall mean possessing, directly or indirectly, the power to direct or cause the direction of the management, policies and operations of a Person, whether through ownership of voting securities, by contract or otherwise.

        (c) "Affiliate Web Site" shall mean a Web site owned, controlled or operated by an Affiliate of NBC.

        (d) "Attribution Line" shall mean the line on each page of CNBC.com which includes a link to CNBC.com's copyright notice, as such line may be modified from time to time.

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        (e)     "Change of Control" shall mean the occurrence of any of the following events with respect to LendingTree at any time during the Term: (i) any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended) shall have become the beneficial owner of securities representing more than forty percent (40%) of the aggregate voting power of the then outstanding securities of LendingTree; (ii) any merger, consolidation or other transaction between LendingTree and a Person immediately following which the holders of common equity securities of LendingTree immediately prior to such transaction do not own more than fifty percent (50%) of the common equity securities of the surviving entity; (iii) a change or series of changes in the Board of Directors of LendingTree such that a majority of the directors consists of persons who (a) were not directors of LendingTree at the Effective Date and
(b) were not recommended to become directors by a majority of the then current directors or by directors so recommended; or (iv) the sale of all or substantially all of the assets of LendingTree.

        (f) "CNBC.com Content" shall mean Content created, licensed or otherwise obtained by NBC or CNBC.com which is provided by NBC or CNBC.com for use within the Co-Branded Sites or any Promotional Content.

        (g) "CNBC.com Marks" shall mean the trademarks, trade names, service marks, logos, domain names and other identifiers owned, controlled by or licensed by NBC or any Affiliate relating to CNBC.com which are specified on Exhibit A attached hereto.

        (h) "Confidential Information" shall mean all information disclosed in connection with this Agreement which when provided hereunder is designated in writing or by other reasonable means as confidential, including, without limitation, all technical data, trade secrets, plans for products or services, customer data or lists, marketing plans, financial documents or data, processes and designs.

        (i) "Content" shall mean applications, tools, text, audio, video, photographs, graphics, links, headlines, summaries, features, stories, commodity information, and other data or information.

        (j) "Go Live Date" shall mean the date on which the Co-Branded Sites are first posted on CNBC.com, for use by the general public, and other than in beta or preview formats.

        (k) "Intellectual Property Right" means any patent, copyright, trademark, trade secret, trade dress, mask work, moral right, right of attribution or integrity or other intellectual property or proprietary right arising under the laws of any jurisdiction (including, without limitation, all claims and causes of action for infringement, misappropriation or violation thereof and all rights in any registrations and renewals).



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        (l)     "LendingTree Competitor" shall mean an entity whose primary business is the operation of a website offering consumers lending opportunities in connection with first mortgage loans, home equity lines of credit, and automobile loans.

        (m) "LendingTree Content" shall mean Content created, licensed or otherwise obtained by LendingTree which is available on the LendingTree Site, which relates directly or indirectly to mortgage loans, home equity loans, auto loans and/or lending generally, and which is provided by LendingTree for use within the Co-Branded Sites and any Promotional Content.

        (n) "LendingTree Marks" shall mean the trademarks, trade names, service marks, logos, domain names and other identifiers owned, controlled by or licensed by LendingTree which are specified on Exhibit A attached hereto.

        (o) "Look and Feel" shall mean the overall appearance and presentation of CNBC.com, including, without limitation, graphics, artwork, color schemes, layout, navigation, mouseovers, organization and HTML developed specifically for CNBC.com.

        (p) "Person" shall mean an individual or a corporation, partnership, limited liability company, joint venture, trust or any other entity or organization.

        (q) "Promotional Content" shall mean any e-mail or other promotional material used in connection with the Co-Branded Sites which is intended to promote use of the Co-Branded Sites.

        (r)     "Term" shall have the meaning specified therefor in Section 24.

        (s) "User" shall mean any person that views or receives the Co-Branded Sites.

        (t) "User Data" shall mean all data collected or received by either party with respect to Users' use of the Co-Branded Sites.

2.      CO-BRANDED SITES.

        (a) General. LendingTree and CNBC.com shall work together to develop three (3) co-branded sites consisting of a mortgage site (the "Mortgage Center"), a home equity site (the "Home Equity Loan Center") and an auto loan site (the "Auto Loan Center"), each of which shall incorporate the CNBC.com Look and Feel and navigation and appear to all Users to be a part of the CNBC.com Site (collectively, the "Co-Branded Sites"). The Co-Branded Sites will each contain all or a portion of the content available on the LendingTree Site which relates directly or indirectly to mortgage loans, home equity loans, auto loans and/or lending generally (the "Available LendingTree Content"). The specific content to be used on the Co-Branded Sites will be selected by CNBC.com; provided, that CNBC.com shall consult with LendingTree regarding such selection. Except as otherwise provided herein, LendingTree reserves the right to carry the



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LendingTree Content on the LendingTree Site, and to make it generally available to other third parties, at the same time it makes it available to CNBC.com. LendingTree shall make available to CNBC.com for inclusion within the Co-Branded Sites all Available LendingTree Content (including calculators, interactive tools and written content). LendingTree agrees to make available to CNBC.com users any and all promotions, discounts and special offers generally made available to the users of other private label or co-branded sites maintained by LendingTree.

        (b) Updates and Upgrades. LendingTree will promptly incorporate into the Co-Branded Sites all updates, upgrades and revisions for the LendingTree Content. If LendingTree creates, purchases, licenses or otherwise acquires the rights to any new Content which it incorporates into the LendingTree Site, LendingTree will notify CNBC.com of the availability of such new Content and, upon request from CNBC.com, add such new Content to the Co-Branded Sites as LendingTree Content on a three-month exclusive basis; provided that (i) LendingTree reserves the right to carry these new features and tools on the LendingTree Site at the same time it makes them available to CNBC.com, and (ii) LendingTree has the necessary right to grant such a license; provided, that LendingTree shall use commercially reasonable efforts to obtain the foregoing rights.

        (c) Changes to CNBC.com. To the extent CNBC.com implements any changes to its Look and Feel or navigation, LendingTree shall immediately implement such changes on the Co-Branded Sites.

        (d) Name. The Co-Branded Sites shall be known as the "Mortgage Center", the "Home Equity Center", and the "Auto Loan Center" respectively, or by such other names as may be selected by CNBC.com in consultation with LendingTree.

3.      EXCLUSIVITY.

        (a) General. During the Term, except as otherwise provided herein, LendingTree shall be the exclusive and only CNBC.com partner to receive links from the CNBC.com Site (including the Co-Branded Sites) directly to loan origination opportunities via the Internet in the residential mortgage loan, home equity loan and auto loan categories (the "Exclusive Areas"), and CNBC.com agrees not to build, sponsor, or co-brand, platforms similar to the Co-Branded Sites with any entities that compete directly with LendingTree in the Exclusive Areas. Notwithstanding the foregoing, CNBC.com shall retain the right to develop, create, or engage third parties to create, areas of the CNBC.com Site, or co-branded sites, devoted to other lending categories such as personal loans and credit cards; provided, that CNBC.com shall give LendingTree not less than one (1) week prior notice of CNBC.com's entering into formal negotiations with a third party in respect thereof and shall negotiate in good faith with LendingTree before entering into any such third party relationship. The exclusivities delineated in this Section are intended to cover only links to loan origination opportunities in the Exclusive Areas, and shall not prevent CNBC.com from creating, licensing or otherwise providing related content (such as current rates, commentary, etc.). Notwithstanding the foregoing, LendingTree



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recognizes that CNBC.com retains the right to accept advertising, sponsorships, and other promotions from LendingTree Competitors on CNBC.com, and that nothing contained herein shall restrict CNBC.com's ability to provide editorial coverage of the Exclusive Areas or any LendingTree Competitors; provided, that CNBC.com shall not implement any sponsorships from LendingTree Competitors on any pages upon which LendingTree Content appears (other than the home page of the CNBC.com Site and the front pages of the Personal Finance Center and the Loan Center).

        (b) Citibank and GE. At any time during the Term, CNBC.com may request that LendingTree use its reasonable efforts to facilitate an enhanced presence for Citibank and/or GE within one or more of the Co-Branded Sites in a manner that delivers value to CNBC.com's users. Such enhanced presence(s) shall not require the provision of any additional compensation or consideration to LendingTree. In no way will either of these relationships eclipse or minimize LendingTree's prominence on the Co-Branded Sites.

4.      SELECTION OF CONTENT.

        (a) Selection of Existing Content by CNBC.com. Within a reasonable period of time after the Effective Date, CNBC.com shall identify for LendingTree the LendingTree Content that it elects to include as part of the offerings made available on each of the Co-Branded Sites. With respect to each Co-Branded Site, CNBC.com may select only the LendingTree Content which relates directly or indirectly to the subject matter of such Co-Branded Site, or which relates to lending generally. LendingTree shall promptly include the selected LendingTree Content within the applicable Co-Branded Sites, provided that such selection does not, in LendingTree's reasonable and good faith judgment, violate applicable law or any agreements between LendingTree and any providers or licensors of such LendingTree Content.

        (b) Selection of New Content by CNBC.com. Not less than ten (10) days prior to the introduction of any new content or feature on the LendingTree Site, LendingTree shall provide written notice of the availability of such Content, which notice shall include a description thereof. Within ten (10) days of receipt of each such notice, CNBC.com shall provide LendingTree with written notice as to whether it elects to include such Content as part of the offerings available within the Co-Branded Sites; provided, that if CNBC.com does not provide such notice within such period, it shall be deemed to have elected to include such Content within the Co-Branded Sites. If CNBC.com does elect to so include, or is deemed to have elected to so include such Content, LendingTree shall promptly include such Content within the Co-Branded Sites as LendingTree Content.

        (c) Removal of Content. Notwithstanding anything to the contrary contained herein, CNBC.com shall have the right to require the removal by LendingTree from the Co-Branded Sites of any Content which CNBC.com, in its good faith discretion, (i) deems unacceptable or inconsistent with the attributes of quality, trust or integrity associated with CNBC.com or the NBC family of brands, or (ii) determines conflicts with, interferes with or is detrimental to


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CNBC.com's interests, reputation or business or which might subject CNBC.com or any of its Affiliates to unfavorable regulatory action or liability for any reason.

5. SITE DESIGN AND MODIFICATION; EDITORIAL CONTROL. LendingTree will be responsible for proposing an initial site design for each of the Co-Branded Sites and specifications therefor and submitting such proposal to CNBC.com within a reasonable period of time but in no event later than fifteen (15) days after the Effective Date. CNBC.com shall promptly comment and respond to each such proposal and LendingTree shall prepare and submit a mockup of the site design based upon such comments. This process shall be repeated until a final site design mutually acceptable to the parties is developed. LendingTree shall be responsible for developing and producing the final site design, and implementing such final site design no later than sixty (60) days after the Effective Date; provided, that if LendingTree does not agree with the site design favored by CNBC.com at the expiration of such sixty (60) day period, then CNBC.com's version of the site design shall be implemented but CNBC.com shall work in good faith with LendingTree to accommodate LendingTree's concerns. Subsequent to the implementation of the final site design, LendingTree shall make changes as are reasonably requested by CNBC.com, and CNBC.com shall have full and complete editorial and creative control and approval over the presentation, look and feel of the Co-Branded Sites; provided, that the LendingTree branding specified in Section 14 shall not be adversely affected; and provided, further, that CNBC.com may not alter the calculators or the text of articles which make up part of the LendingTree Content without LendingTree's consent, such consent not to be unreasonably withheld.

6. NAVIGATION. CNBC.com will provide prominent navigational links within the CNBC.com Site to drive traffic to the Co-Branded Sites; provided, that such navigational links will not include LendingTree branding. Initially, navigation to a central lending area (the "Loan Center") shall be accomplished via a direct link from the home page of the CNBC.com Site, but such navigation shall be transitioned to the Personal Finance Center currently scheduled to be launched on CNBC.com in 2000. The links appearing on the front page of the Personal Finance Center shall be Above the Fold at all times. The links to the Co-Branded Sites from the Loan Center shall have prominence that is no less favorable than links to other lending content or services appearing within the Loan Center (other than advertising and editorial content) and will carry branding in accordance with Section 13(a). Any other links to the Co-Branded Sites shall be placed at CNBC.com's discretion.

7.      MARKETING AND PROMOTION.

        (a) General. All marketing and promotional efforts for the Co-Branded Sites, and all Promotional Content used in connection therewith, shall be subject to the approval of both parties. If either party wishes to conduct a marketing or promotional campaign, then such party shall make a proposal, including the actual Promotional Content to be used, via e-mail or letter to a list of representatives of the other party (which list may be modified from time to time upon written notice) for approval/modification. If no objection or counter-proposal is received within ten (10) business days of receipt, said proposal will be deemed approved. Campaigns signifi-



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cantly similar in content, timing, and target audience that have been previously approved by a party will be deemed pre-approved by such party for purposes hereof. Any objection shall be set forth in writing and shall state the grounds for the objection. LendingTree acknowledges that the user experience of CNBC.com is broader than the Co-Branded Sites and that CNBC.com has the right to restrict or curtail any marketing or promotional campaign to the extent it believes such campaign may be deemed by Users as too frequent, not of interest, in conflict with other content available on CNBC.com or the applicable Affiliate Web Site, or otherwise inappropriate. CNBC.com acknowledges that LendingTree may restrict or curtail marketing or promotional campaigns it believes are inappropriate or portray LendingTree or its services in a manner that is competitively unfavorable.

        (b) Sharing of Registration Information. The parties shall use good faith efforts to cooperate regarding the sharing of the registration data in order to optimize the marketing of the Co-Branded Sites and enhance the experience of the Users of the Co-Branded Sites; provided, that any data so exchanged would be subject to all applicable law, rules and regulations and the privacy policies of the CNBC.com Site and LendingTree Site.

8.      ADVERTISING AND SPONSORSHIPS.

        (a) CNBC.com shall have sole and complete control over any and all advertising and sponsorships that appear within the Co-Branded Sites and shall be entitled to retain all revenues derived therefrom. CNBC.com and/or its advertisers shall be responsible for the creation and development of all advertisements and sponsorships for the Co-Branded Sites. Notwithstanding the foregoing, LendingTree shall work with CNBC.com and its technology and infrastructure vendors regarding all technical aspects of implementing all advertising and sponsorships on the Co-Branded Sites, including without limitation hosting, serving and tracking such advertising and sponsorships, and ensuring that all such services are provided uniformly across the Co-Branded Sites and the rest of the CNBC.com Site using CNBC.com's chosen ad serving technology. LendingTree will not implement a separate ad servicing technology within the Co-Branded Sites from that used on the CNBC.com site.

        (b) LendingTree shall have sole and complete control over any and all advertising and sponsorships that appear on the LendingTree Site, including on pages linked from the Co-Branded Sites (the "Linked Pages"), and shall be entitled to retain all revenues derived therefrom; provided, that all advertising and sponsorships appearing on the linked pages shall be in compliance with CNBC.com's then current standards and practices regarding inappropriate advertising.

9.      FEES.

        (a) Click-Through Fees. As compensation for marketing, distribution and other services and facilities provided by CNBC.com under this Agreement, LendingTree shall pay to CNBC.com a fee equal to the amount specified on
Schedule 9(a) for each click-through made by



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a Unique Visitor to the Co-Branded Sites (each, a "Click-Through") (all such fees collectively, the "Click-Through Fee"). The Click-Through Fee shall be determined solely based on Click-Through rates as measured by CNBC.com. A "Unique Visitor" shall mean a User who visits the Co-Branded Sites one or more times during a one calendar week period. CNBC.com agrees to use commercially reasonable efforts to implement any new methods now or hereafter developed to track Click-Throughs. The Click-Through Fees shall be due and payable whether or not the Click-Throughs results in a registration with the LendingTree Site or an application being made to LendingTree for a loan.

        (b) Offset. The Advertising Fee (defined below in subsection (c)) payable in respect of any particular calendar month shall be offset against the Click-Through Fee payable with respect to that month such that LendingTree shall only pay the Click-Through Fees for that month that exceed the Advertising Fee for that month.

        (c) Advertising Fee. Commencing with the calendar month in which the Go Live Date occurs, LendingTree shall pay to CNBC.com a monthly fee of $125,000 (the "Advertising Fee") as compensation for the positioning provided to LendingTree hereunder and the Marketing Support described in Section 11. By way of example, if the Click-Through Fee is $150,000, LendingTree shall pay CNBC.com a total of $150,000 (the $125,000 Advertising Fee and a $25,000 additional Click-Through Fee); if the Click-Through Fee is $100,000, LendingTree shall only pay CNBC.com a total of $125,000 (the $125,000 Advertising Fee). In the event that the aggregate monthly Click-Through Fee exceeds the Advertising Fee, LendingTree shall pay to CNBC.com the additional Click-Through Fee amount, which amount shall be calculated as specified in subsection (a) above. The Advertising Fee shall be due and payable monthly in advance no later than the fifth day of the applicable month; provided, that with respect to the first month in which the Advertising Fee is payable, it shall be due and payable five (5) days after the Go Live Date. For overdue amounts due and payable hereunder, LendingTree shall pay a late charge at the rate of the lesser of 1.5% per month or the maximum rate allowed by law.

        (d) Legal Compliance. All compensation paid by LendingTree pursuant to this Agreement will comply and be in accordance with all Real Estate Settlement Procedures Act ("RESPA") guidelines and all other applicable federal and state laws, rules and regulations (collectively, "Applicable Law"). In the event such compensation is determined not to be in compliance with Applicable Law, then the parties shall negotiate in good faith for a period of sixty (60) days regarding a new compensation plan that will provide CNBC.com with a level of compensation that is comparable to that provided herein. In the event the parties are unable to so agree, then either party may terminate this agreement upon thirty (30) days prior written notice to the other party.

        (e) Payments. CNBC.com shall invoice LendingTree monthly in arrears for the Click-Through Fee, and LendingTree shall pay to CNBC.com the Click-Through Fee within thirty (30) days following receipt of invoice.



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        (f)     Audit and Examination. LendingTree shall have the right, twice each calendar year, at its expense, to have the records or reports rendered by CNBC.com during the previous 12 months audited by independent certified public accountants (an "Audit"), and each party agrees to cooperate with such accountants in conducting such Audit. All out-of-pocket costs and expenses incurred by CNBC.com in connection with the Audit shall be reimbursed by LendingTree. Notwithstanding the foregoing, if as of the result of any Audit, it is determined that the Click-Through Fee determined by CNBC.com hereunder for any calendar quarter during the period covered by the Audit exceeds by five percent (5%) or more the amount of such Click-Through Fee actually payable according to the terms hereof during such calendar quarter within such period, then CNBC.com shall reimburse LendingTree for all reasonable out-of-pocket costs and expenses incurred by it in connection with such Audit. In any event, CNBC.com shall immediately refund to LendingTree the amount of such overpayment established by the audit to the extent actually paid by LendingTree, together with interest calculated at an interest rate per annum equal to the Wall Street Journal Prime plus two (2%) from the date the deficient amount should have been paid until the date of payment.

10. WARRANTS. Simultaneously with the execution of this Agreement, LendingTree and CNBC.com shall execute a Warrant Purchase Agreement and ancillary agreements as described therein.

11.     MARKETING SUPPORT.

        (a) General. CNBC.com shall provide marketing, advertising and promotional support ("Marketing Support") for the Co-Branded Sites through a variety of media as may be selected by CNBC.com in its good faith discretion but in consultation with LendingTree. Such Marketing Support (i) shall include without limitation advertising on CNBC.com, integration into CNBC on-air television programming (subject in all instances to CNBC's editorial discretion), targeted e-mail to CNBC.com registered users, and such other platforms as may become available to CNBC.com, (ii) shall be spread roughly evenly over the course of the Initial Term, and (iii) except with respect to the Co-op Support (as defined below), shall not involve any promotion of the LendingTree brand directly. Such Marketing Support shall include: (x) such number of banners, buttons and text links as is specified on Schedule 11(a) to run on CNBC.com, as well as such other CNBC.com properties as may be selected by CNBC.com and approved by LendingTree, such approval not to be unreasonably withheld; (y) such number of targeted e-mail banners as is specified on Schedule 11(a); and (z) such amount of advertising inventory as is specified on Schedule 11(a) on the television networks controlled by CNBC.com's Affiliates as may be selected by CNBC.com, and as approved by LendingTree, such approval not to be unreasonably withheld ("Advertising Inventory"). In addition, CNBC.com shall provide an amount of additional marketing support valued as specified on
Schedule 11(a) ("Additional Marketing Support"). Such Additional Marketing Support shall be allocated among banners, buttons, text links, targeted e-mails and television advertisement inventory at CNBC.com's discretion valued at then current market rates. All banners, buttons and targeted e-mail banners shall be subject to CNBC.com's standard advertiser terms and conditions. All Advertising



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Inventory shall be subject to the applicable television network's standard advertiser terms and conditions, as the case may be. CNBC.com will also provide monthly schedules to LendingTree of upcoming co-marketing/promotional campaigns for the Exclusive Categories.

        (b) Co-op Support. LendingTree shall pay an amount of dollar-for-dollar cooperative television advertising support as specified on
Schedule 11(b) as part of the compensation for the Marketing Support described in Subsection (a) above (the "Co-op Advertising Support"), with one-half of such amount payable in the first year of the Initial Term and one-half of such amount payable in the second year of the Initial Term; provided, that the portion of the Marketing Support which is equivalent in value to the Co-op Support shall include promotion of the LendingTree brand via LendingTree logos and accompanying audio LendingTree mentions. Within [30 ] days of the end of each month, CNBC.com shall provide LendingTree with a summary of the Marketing Support provided by CNBC.com during such month along with an invoice for the Co-op Advertising Support due and payable by LendingTree in respect thereof, which invoice shall include a calculation showing the determination of the amount so due and payable. With respect to television advertisement inventory, CNBC.com shall calculate the Co-op Advertising Support amount using the then current market rates. Each payment of Co-op Advertising Support shall be due and payable no later than thirty (30) days from date of invoice. For overdue amounts due and payable hereunder, LendingTree shall pay a late charge at the rate of the lesser of 1.5% per month or the maximum rate allowed by law.

        (c) Audit. LendingTree shall have the right, twice each calendar year, at its expense, to have an independent certified public accountant audit CNBC.com's Marketing Support to confirm that it has met its Co-op Advertising Support obligations. In the event such audit reveals over-reporting of the Marketing Support of 10% or more, CNBC.com shall promptly provide LendingTree with make-goods to satisfy its obligations hereunder and shall refund any costs LendingTree incurs in respect of the audit.

12. ADVERTISING BUY. During the Term of this Agreement, LendingTree shall purchase an amount of advertising inventory on the CNBC television network in accordance with the terms set forth in Exhibit D attached hereto.

13.     BRANDING; ATTRIBUTION.

        (a) LendingTree will receive attribution in conformance with attribution standards set forth in Exhibit B attached hereto (the "Attribution Standards"). LendingTree shall not incorporate any advertising, branding, logos, links or other promotional material into the Co-Branded Sites or any Promotional Content without the prior written consent of CNBC.com; provided however, that CNBC.com shall integrate LendingTree's "powered by" tagline and/or logo (i) on the Co-Branded Sites (x) directly beneath and adjacent to the "Mortgage Center", "Auto Center" or "Home Equity Center" title, as the case may be, appearing on each page of the Co-Branded Sites, and (y) in a point-size or graphic-size no smaller than one-third (1/3) the point-size or graphic-size in which the "Mortgage Center", "Auto Center" or "Home Equity Center" title, as



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the case may be, appears on such page; and (ii) on all three (3) links to the
Co-Branded Sites from the Loan Center (e.g. "Auto Loan Center-Powered by LendingTree"). Any links from the Co-Branded Sites to the LendingTree Site, including the appearance thereof and text appearing thereon, shall be mutually agreed between CNBC.com and LendingTree. CNBC.com shall contractually obligate each of its Affiliates to which it syndicates the Co-Branded Sites to provide attribution and branding substantially similar to that specified in the Attribution Standards and in this Section.

        (b) Each page of the Loan Center and the Co-Branded Sites which contains "Powered by Lending Tree" branding shall include a disclaimer in eight-point font at the bottom of such page which contain the following language or such other language as may be mutually agreed between the parties: "CNBC.com shall not be responsible or liable for any products or services obtained by or through the LendingTree.com website. The materials displayed on this site do not constitute an offer or promise to make a loan, or an endorsement of LendingTree.com or the products and services made available on the LendingTree.com website."

        (c) If the CNBC television network ("CNBC-TV") uses any LendingTree Content or portions thereof on-air on CNBC-TV in a graphic or text format, it will provide attribution to LendingTree in conformance with CNBC's then prevailing attribution standards, which standards are subject to change in CNBC-TV's sole discretion; provided, that CNBC-TV shall not be obligated to so use such LendingTree Content.

14.     TECHNICAL; HOSTING.

        (a) General. Subject to Subsection (b) below, LendingTree shall act as remote host system operator for the Co-Branded Sites using its hosting facilities located at Digex in Reston, Virginia, and shall make the Co-Branded Sites available and accessible via the World Wide Web. Such hosting services shall include providing fully redundant Internet connectivity from LendingTree's hosting facility to the public Internet. LendingTree's operation of the Co-Branded Sites, including but not limited to its hosting services and technical maintenance of the Co-Branded Sites hereunder, shall at all times comply with generally-accepted industry standards for a high-quality consumer-oriented content and e-commerce website. In addition, all hosting and connectivity services provided by LendingTree hereunder shall be governed by the Service Level Agreement attached hereto as Exhibit C.

        (b) Transition to Hosting By CNBC.com. At any time during the Term, CNBC.com may, upon providing written notice to LendingTree, elect to transfer hosting and back-end support of the Co-Branded Sites to one or more of its then current hosting providers. Upon receipt of such notice, LendingTree shall promptly cooperate with CNBC.com and its hosting provider(s) regarding the transition from LendingTree hosting systems to those of CNBC.com, and shall take such further actions as are reasonably necessary in order to effect such transition. Any hardware and third party software necessary for such transition shall be purchased by CNBC.com. Upon the transmission of such notice, the parties shall negotiate within thirty (30) days an agreement pursuant to which LendingTree shall (i) provide consulting and integration services in connection with such migration at time and materials rates to be negotiated between the parties, which time and materials rates shall be competitive with those then available from third parties, (ii) license the LendingTree Content to CNBC.com on a royalty-free basis, it being understood and agreed that such license shall not include any LendingTree loan qualification forms or LendingTree's core loan transaction platform, and (iii) transmit the LendingTree Content to CNBC.com without charge in a timely fashion for incorporation within the Co-Branded Sites such that the LendingTree Content appearing on the Co-Branded Sites is always as up-to-date as the corresponding content appearing on the LendingTree Site. As an interim measure in order to cover the period between a notification by CNBC.com pursuant to this Section and such time as the LendingTree Content has been fully migrated to the CNBC.com's hosting provider(s), CNBC.com may elect to make the Co-Branded Sites available to its users by framing elements of the LendingTree Site within a frame embodying the CNBC.com look and feel, which frame is hosted by CNBC.com. LendingTree agrees to cooperate with CNBC.com regarding the implementation of such framing in a manner that provides CNBC.com's users with a high quality experience.

        (c) Performance Data. Both parties shall provide the other with monthly reports detailing the performance of the Co-Branded Sites, including such metrics as the volume of traffic from links on the CNBC.com Site to the Co-Branded Sites. These reports shall be in a format, as may be reasonably requested by the requesting party from time to time.

        (d) LendingTree Site Data. LendingTree shall make available to CNBC.com such aggregated data regarding the activities of Users on the LendingTree Site as may be reasonably requested by CNBC.com, but in no event less than the aggregated data provided to LendingTree's other partners, such data to be broken down by Co-Branded Site as well as comparatively versus other LendingTree partner sites. In addition, LendingTree shall provide CNBC.com with the maximum amount of personalized data regarding the activities of Users on the LendingTree Site as is consistent applicable law, rules and regulations and LendingTree's privacy policy as in effect from time to time. All such data shall be made available to CNBC.com in a reasonably convenient manner via a password protected website, or via such other method as may be mutually agreed between the parties. To the extent CNBC.com has any difficulties accessing or interpreting such data, LendingTree shall use commercially reasonable efforts to work together with CNBC.com to resolve any such difficulties.

15. SYNDICATION OF THE CO-BRANDED SITES. At any time during the Term, CNBC.com may request that LendingTree Content from the Sites be syndicated to the Affiliate Web Sites. LendingTree shall be entitled to recoup any actual and reasonable incremental costs associated with implementing any such content syndication, but shall not charge any additional fees or costs in connection therewith. Upon any such request, LendingTree shall promptly provide CNBC.com with an estimate of the incremental costs associated with such content syndication, and CNBC.com shall then promptly notify LendingTree as to whether the relevant Affiliate(s) wish to proceed. If such Affiliate(s) wish to proceed, LendingTree shall work together with such

Affiliate(s) to implement such content syndication as promptly as practicable, and CNBC.com shall cause such Affiliate(s)to reimburse LendingTree for the agreed upon incremental costs directly. Any syndication shall include all essential LendingTree Content as set forth in Exhibit E.

16.     PROPERTY AND PROPRIETARY RIGHTS.

        (a) Ownership of Look and Feel. The look and feel of the Co-Branded Sites, including, without limitation, HTML, graphics, artwork, and links provided by or developed specifically for CNBC.com (the "Look and Feel"), and all Intellectual Property Rights associated therewith shall be owned exclusively by CNBC.com, and no right, title or interest in or to any of the same is granted, transferred or assigned to LendingTree by this Agreement.

        (b) Ownership of User Data. All User Data shall be owned jointly by the parties. The parties agree to use such User Data only to the extent permitted under (i) the privacy policies of the CNBC.com Site and LendingTree Site, and (ii) any applicable federal and/or state law, rules and regulations.

        (c) Ownership of Systems Development. All computer programming code developed by LendingTree in connection with the implementation of the Co-Branded Sites, other than the Look and Feel, and all Intellectual Property Rights associated therewith, shall be owned exclusively by LendingTree.

        (d) Ownership of Editorial Content. All rights in and to any and all LendingTree Content, including any updates and upgrades, furnished by LendingTree in connection with this Agreement shall remain in LendingTree. All rights in and to any and all CNBC.com Content furnished by CNBC.com or any of its Affiliates in connection with this Agreement shall remain in CNBC.com or such Affiliate, as the case may be.

        (e)     Trademark License.

                (i) Subject to all the terms and conditions of this Agreement, CNBC.com hereby grants to LendingTree a revocable, nonexclusive, non-transferable, non-sublicensable license to use the CNBC.com Marks solely within the Co-Branded Sites and within Promotional Content as provided by CNBC.com, in its sole discretion, from time to time. CNBC.com may change the appearance and/or style of the CNBC.com Marks or add or subtract from the list on Exhibit A, provided that unless required earlier by a court order or to avoid potential infringement liability, LendingTree shall have five (5) days notice to implement any such changes. LendingTree hereby acknowledges and agrees that (A) the CNBC.com Marks are owned solely and exclusively by the National Broadcasting Company, Inc. ("NBC"), CNBC.com or their Affiliates, (B) except as set forth herein, LendingTree has no rights, title or interest in or to the CNBC.com Marks, and (C) all use of the CNBC.com Marks by LendingTree shall inure to the benefit of NBC, CNBC.com and/or their Affiliates. LendingTree agrees not to apply for registration of the CNBC.com Marks (or any mark confusingly similar thereto) anywhere in the world. LendingTree agrees that it shall not engage, participate or otherwise become involved in, or knowingly permit, any activity or course of action that diminishes and/or tarnishes the image and/or reputation of NBC, CNBC.com or of any CNBC.com Mark. Upon written notice from CNBC.com that CNBC.com, in its sole discretion, deems the use of any of the CNBC.com Marks to be inconsistent with NBC's or CNBC.com's guidelines or standards, LendingTree will cease such use of the applicable CNBC.com Mark(s) within three (3) days of LendingTree's receipt of such written notice. CNBC.com shall use commercially reasonable efforts to provide LendingTree with an alternate version of the use of the applicable CNBC.com Mark(s) which complies with NBC's and CNBC.com's guidelines or standards.

                (ii) LendingTree acknowledges and agrees that the presentation and image of CNBC.com Marks should be uniform and consistent with respect to all services, activities, products, content and portions of the CNBC.com Site. Accordingly, LendingTree agrees to use the CNBC.com Marks and the CNBC.com Notice (as defined below) solely in the manner in which CNBC.com shall specify from time to time in CNBC.com's sole discretion. All usage by LendingTree of the CNBC.com Marks shall include the trademark symbol and shall be in the following form: [CNBC.com Mark]?, [CNBC.com Mark](R) and/or [CNBC.com Mark]SM. All literature and materials printed, distributed or electronically transmitted by LendingTree and containing the CNBC.com Marks shall include the following notice (the "CNBC.com Notice"):

            [CNBC.com Mark] is a trademark or registered trademark of
       [[NBC, Inc.][National Broadcasting Company, Inc. or the applicable
           Affiliate] in the United States and/or in other countries.

                (iii) Subject to all the terms and conditions of this Agreement, LendingTree hereby grants to CNBC.com a revocable, nonexclusive, non-transferable, non-sublicensable license to use the LendingTree Marks solely within the Co-Branded Sites and within Promotional Content as provided by LendingTree, in its sole discretion, from time to time. LendingTree may change the appearance and/or style of the LendingTree Marks or add or subtract from the list on Exhibit A, provided that unless required earlier by a court order or to avoid potential infringement liability, CNBC.com shall have five (5) days notice to implement any such changes. CNBC.com hereby acknowledges and agrees that (A) the LendingTree Marks are owned solely and exclusively by LendingTree, (B) except as set forth herein, CNBC.com has no rights, title or interest in or to the LendingTree Marks, and (C) all use of the LendingTree Marks by CNBC.com shall inure to the benefit of LendingTree. CNBC.com agrees not to apply for registration of the LendingTree Marks (or any mark confusingly similar thereto) anywhere in the world. CNBC.com agrees that it shall not engage, participate or otherwise become involved in, or knowingly permit, any activity or course of action that diminishes and/or tarnishes the image and/or reputation of LendingTree or of any LendingTree Mark. Upon written notice from LendingTree that LendingTree, in its sole discretion, deems the use of any of the LendingTree Marks to be inconsistent with LendingTree's guidelines or standards, CNBC.com will cease such use of the applicable LendingTree Mark(s) within three
(3) days of CNBC.com's receipt of such
written notice. LendingTree shall use commercially reasonable efforts to provide CNBC.com with an alternate version of the use of the applicable LendingTree Mark(s) which complies with LendingTree's guidelines or standards.

                (iv) CNBC.com acknowledges and agrees that the presentation and image of LendingTree Marks should be uniform and consistent, and accordingly, CNBC.com agrees to use the LendingTree Marks solely in the manner in which LendingTree shall specify from time to time in LendingTree's sole discretion; provided, that this Section shall in no event result in any modification that would increase the size, prominence or related characteristics of the branding granted to LendingTree hereunder.

17. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LENDINGTREE. LendingTree hereby represents and warrants to CNBC.com, and covenants and agrees with CNBC.com that: (a) it has the right, power and authority to enter into this Agreement and perform its obligations as set forth herein; (b) it is under no obligation or restriction, nor will it assume any such obligation or restriction, that does or would interfere or conflict with its obligations under this Agreement; (c) LendingTree has obtained or is exempt with respect to, or will use its best efforts to obtain as soon as reasonably practicable, all necessary permits and licenses in all jurisdictions in which LendingTree conducts its business; (d) the services provided by LendingTree hereunder will be rendered in a commercially reasonable manner in accordance with high industry standards; (e) it is either the owner of all of the LendingTree Content or it has the right to use, publish and license CNBC.com, its Affiliates and their respective end users to access, use and publish such LendingTree Content as permitted herein; (f) the amount of the compensation paid and to be paid to CNBC.com by LendingTree under this Agreement is reasonably related to the value of the goods, facilities and services actually provided or to be provided by CNBC.com, without regard to the value or volume of mortgage loans resulting therefrom; and (g) the Co-Branded Sites shall not contain or have attached to them any virus, worm, Trojan horse or similar instrumentality.

18. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CNBC.COM. CNBC.com hereby represents and warrants to LendingTree, and covenants and agrees with LendingTree that: (a) it has the right, power and authority to enter into this Agreement and perform its obligations as set forth herein; (b) it is under no obligation or restriction, nor will it assume any such obligation or restriction, that does or would interfere or conflict with its obligations under this Agreement; and (d) it is the owner of or has obtained the rights to use and license to LendingTree the CNBC.com Marks, the CNBC.com Content, and the Look and Feel.

19.     INDEMNIFICATION.

        (a) Infringement Indemnification. LendingTree shall indemnify, defend and hold harmless CNBC.com, its Affiliates and their respective shareholders, members, officers, agents, directors and employees (the "CNBC.com Parties"), from and against any and all losses, claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or incurred by the CNBC.com as a result of any actual or threatened claim, action, investigation, proceeding or suit (each, a "Claim") alleging that the licensing, use, reproduction, display, publishing, distribution or other exploitation of the LendingTree Content by any of the CNBC.com Parties in accordance with the rights granted hereunder constitutes an infringement, dilution or unauthorized use of any patent, copyright, trademark, trade secret, proprietary information, right of privacy or any other proprietary right of any third party. In the event some or all of the LendingTree Content is held by a court of competent jurisdiction to infringe, an injunction is obtained against use of any material portion of the LendingTree Content, or CNBC.com believes in its good faith judgment that the LendingTree Content is infringing, then LendingTree shall promptly, at its option and expense, either (i) procure for CNBC.com the right to continue to use the infringing LendingTree Content as set forth in this Agreement, (ii) replace or modify the infringing LendingTree Content to make its use non-infringing while being capable of performing essentially the same functions, or (iii) require CNBC.com to return or remove the infringing LendingTree Content and cancel all rights thereto; provided that LendingTree shall use its best efforts to implement (i) or (ii). If LendingTree determines that it is unable to implement (i) or (ii) and therefore implements
(iii), then CNBC.com may, at its option, terminate this Agreement and/or be entitled to recover all amounts paid by CNBC.com or any Affiliate in connection with the infringing LendingTree Content.

        (b) Infringement Indemnification. CNBC.com shall indemnify, defend and hold harmless LendingTree, its Affiliates and their respective shareholders, members, officers, agents, directors and employees (the "LendingTree Parties"), from and against any and all losses, claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or incurred by the LendingTree as a result of any actual or threatened Claim alleging that the licensing, use, reproduction, display, publishing, distribution or other exploitation of the CNBC.com Content by any of the LendingTree Parties in accordance with the rights granted hereunder constitutes an infringement, dilution or unauthorized use of any patent, copyright, trademark, trade secret, proprietary information, right of privacy or any other proprietary right of any third party. In the event some or all of the CNBC.com Content is held by a court of competent jurisdiction to infringe, an injunction is obtained against use of any material portion of the CNBC.com Content, or LendingTree believes in its good faith judgment that the CNBC.com Content is infringing, then CNBC.com shall promptly, at its option and expense, either (i) procure for LendingTree the right to continue to use the infringing CNBC.com Content as set forth in this Agreement, (ii) replace or modify the infringing CNBC.com Content to make its use non-infringing while being capable of performing essentially the same functions, or (iii) require LendingTree to return or remove the infringing CNBC.com Content and cancel all rights thereto; provided that CNBC.com shall use its best efforts to implement (i) or (ii). If CNBC.com determines that it is unable to implement (i) or (ii) and therefore implements (iii), then LendingTree may, at its option, terminate this Agreement and/or be entitled to recover all amounts paid by LendingTree or any Affiliate in connection with the infringing CNBC.com Content.

        (c) Cross Indemnity. Each party (the "Indemnifying Party") shall indemnify and hold harmless the other party, its affiliates, and their respective officers, directors, members, employ-ees and agents (the "Indemnified Party") from and against any and all Claims instituted by third parties, as well as any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys fees) arising out of or accruing from (a) any misrepresentation or breach of the Indemnifying Party's representations and warranties set forth in this Agreement; and (b) any non-compliance by the Indemnifying Party with any covenants, agreements or undertakings of such party contained in or made pursuant to this Agreement.

        (d) Permits and Licenses. LendingTree shall indemnify and hold harmless the CNBC.com Parties from and against any and all Claims instituted by third parties, as well as any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys fees) arising out of or accruing from any failure of LendingTree to obtain all necessary permits and licenses in all jurisdictions in which LendingTree conducts its business.

20. DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

21. LIMITATION OF LIABILITY. Except with respect to Section 19, each party's liability for any and all claims arising in connection with this Agreement shall not exceed the sum total of all payments made by each respective party hereunder. TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER PARTY, NOR THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, AFFILIATES, AGENTS OR SUPPLIERS, SHALL BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES, OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER FOR BREACH OF WARRANTY OR ANY OBLIGATION ARISING THEREFROM OR OTHERWISE, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE OR STRICT LIABILITY), AND IRRESPECTIVE OF WHETHER THE PARTY HAS ADVISED OR BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. BOTH PARTIES ACKNOWLEDGE AND AGREE THAT THE AMOUNTS PAYABLE HEREUNDER ARE BASED IN PART UPON THESE LIMITATIONS, AND FURTHER AGREE THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

22.     CONFIDENTIALITY.

        (a) General. During the Term and for a period of two (2) years thereafter, each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as set forth herein, and shall not disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than reasonable care. Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of the other party's Confidential Information. Upon expiration or termination of this Agreement, each party shall return all Confidential Information received from the other party. Any breach of the restrictions contained in this Section is a breach of this Agreement that may cause irreparable harm to the non-breaching party. Any such breach shall entitle the non-breaching party to injunctive relief in addition to all legal remedies.

        (b) Exclusions. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party, (ii) was known to the receiving party, without restriction, at the time of disclosure, (iii) is disclosed with the prior written approval of the disclosing party, (iv) was independently developed by the receiving party without any use of the Confidential Information, as reasonably demonstrated by the receiving party, (v) becomes known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights, (vi) is disclosed generally to third parties by the disclosing party without restrictions similar to those contained in this Agreement, or (vii) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, that the receiving party shall provide prompt notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure. Each party shall be entitled to disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party; provided, that each party may disclose the terms and conditions of this Agreement (A) as required by any court or other governmental body, (B) as otherwise required by law, (C) to legal counsel of the parties, (D) in confidence, to accountants, banks and financing sources and their respective advisors, (E) if necessary in connection with the enforcement of this Agreement or rights under this Agreement, or (F) in confidence, in connection with an actual or proposed merger, acquisition or similar transaction.

23.     TERM AND TERMINATION.

        (a) Term. The term of this Agreement (the "Term") shall commence on the Effective Date and expire two (2) years from the Go Live Date. This Agreement may be terminated by either party at the end of its applicable Term by giving written notice to the other party at least ninety (90) days prior thereto, but in default of such notice, the Term shall be automatically renewed under the same terms and conditions for successive periods one (1) year each.

        (b) Termination. This Agreement shall be subject to termination under the following circumstances:

                (i) If either party defaults in the performance of any material provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days, the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during such thirty (30) day period, then this Agreement shall automatically terminate at the end of such period.

                (ii) This Agreement shall terminate, without notice, (i) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such party's debts, (ii) upon either party's making an assignment for the benefit of creditors, or (iii) upon either party's dissolution or ceasing to do business.

                (iii) In the event the average amount of the Click-Through Fee generated by the Co-Branded Sites during the first nine (9) months of the first year of the Term fails to exceed the amount per month specified on Exhibit 23(a), then LendingTree may terminate this Agreement by providing ninety (90) days prior written notice of termination to CNBC.com at any time during the final three (3) months of the first year of the Term.

                (iv) Upon any Change of Control of LendingTree, by CNBC.com upon thirty (30) days prior written notice to LendingTree.

                (v) In the event that LendingTree does not obtain, on or before 7:00 p.m. EST on January 21, 2000, the requisite shareholder approvals, as described in Sections 6.3 and 6.4 of the Warrant Purchase Agreement, dated as of the date hereof, between LendingTree and CNBC.com, or the Warrants have not been issued prior to the effectiveness of LendingTree's initial public offering, then CNBC.com may terminate this Agreement immediately upon written notice to LendingTree.

                (vi) In the event CNBC.com removes any of the licensed LendingTree Content specified on Exhibit E hereto from the Exclusive Categories pursuant to Sections 4(c) and 5, and LendingTree determines that such removal materially adversely effects the quality of the Exclusive Categories.

                (vii) In the event the compensation payable to CNBC.com is determined not to be in compliance with RESPA, pursuant to the terms of Section 9(c).

        (c)     Consequences of Termination Resulting From CNBC.com Breach of
Section 3. If CNBC.com breaches Section 3 hereunder, CNBC.com shall refund to LendingTree the amount specified on Schedule 23(c); provided, however, that such refund shall constitute LendingTree's sole and exclusive remedy in connection with such a breach. Notwithstanding anything stated herein, if this Agreement is terminated for any reason by either party, all rights and licenses granted pursuant to this Agreement shall immediately revert and be fully vested in CNBC.com and LendingTree, as applicable. In such event, the parties shall return to the other all intellectual property, software and related documentation, or other goods provided hereunder.

24.     MISCELLANEOUS.

        (a) Binding Nature and Assignment. This Agreement shall be binding on the parties hereto and their respective successors and assigns, but neither party may assign this Agreement without the prior written consent of the other; provided, however, that this Agreement may be assigned by either party without the consent of the other in connection with a merger or sale of all or substantially all of its assets, or to a direct or indirect parent, subsidiary or affiliate.

        (b) Compliance with Law. Each party shall comply with all applicable laws, codes, ordinances, rules and regulations of the federal, state and local governments, and of any and all political subdivisions and regulatory authorities thereof. Each party shall obtain all necessary permits and licenses required in connection with the performance of it obligations hereunder.

        (c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below:

            If to CNBC.com:
            CNBC.com
            2200 Fletcher Avenue
            Fort Lee, New Jersey  07024
            Attn:  VP Business Development
            Facsimile:   201-346-5200

            with a copy to:

            National Broadcasting Company, Inc.
            30 Rockefeller Plaza
            New York, New York  10112
            Attn:  Interactive Media Counsel
            Facsimile:   212-977-7165

            If to LendingTree:

            LendingTree.com, Inc.
            6701 Carmel Road, Suite 205,
            Charlotte, North Carolina 28226.
            Attention: Douglas R. Lebda, Chairman and CEO
            Facsimile: 704-541-1824
            with a copy to:

            LendingTree.com, Inc.
            6701 Carmel Road, Suite 205,
            Charlotte, North Carolina 28226.
            Attention: Robert Flemma, General Counsel
            Facsimile: 704-541-1824

Either party hereto may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective.

        (d) Headings. The article and section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

        (e) Relationship of Parties. LendingTree, in furnishing services to CNBC.com hereunder, is acting only as an independent contractor and assumes full responsibilities for each of its employees and shall be solely responsible for the payment of compensation to its personnel. This Agreement does not constitute either party as the agent or legal representative of the other party and does not create a partnership or joint venture between them.

        (f) Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objective. If the remainder of this Agreement shall not be affected by such declaration or finding and is capable of substantial performance, then, each provision not so affected shall be enforced to the extent permitted by law.

        (g) Press Releases. CNBC.com agrees work together with LendingTree to co-author a mutually agreeable press release related to this Agreement. To the extent CNBC.com issues any press releases during the Term which describe multiple strategic partnerships, it shall mention LendingTree if appropriate in the circumstances. Except to the extent required by applicable law or as otherwise specified herein, any use by one party of the other party's name, trademarks or service marks in any press releases, customer lists, marketing materials or other announcements concerning the matters covered by this Agreement, or for promotional, advertising or other purposes, shall require the other party's prior written approval.

        (h) Waivers. No delay or omission by either party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

        (i) Force Majeure. If the performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, acts of God, severe weather conditions, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency, or any other act or condition beyond the reasonable control of the parties hereto, the party whose performance is so affected shall be excused from such performance; provided, that if either party invokes this Section for any consecutive period of thirty (30) days or longer, then the other party may immediately terminate this Agreement without penalty, upon written notice to such invoking party.

        (j) Survival of Terms. Termination or expiration of this Agreement for any reason shall not terminate any rights, liabilities or obligations that have either accrued prior to the effective date of termination of this Agreement or which the parties have expressly agreed shall survive any such termination or expiration.

        (k) Entire Agreement. This Agreement and each Exhibit attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no written or oral representations, understandings or agreements relative hereto which are not fully expressed herein. This Agreement and such Exhibits are intended to be the sole and exclusive statement of the agreement between the parties hereto with respect to the subject matter hereof and any other terms or conditions included in any forms utilized or exchanged by the parties hereto shall be of no force or effect and shall not be incorporated herein or be binding unless expressly agreed to in writing by both parties hereto. No change, amendment, waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such change, amendment, waiver or discharge is sought to be enforced.

        (l) Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the state and federal courts of New York County, New York.

        (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, LendingTree and CNBC.com have each caused this Co-Branded Site Agreement to be executed and delivered by its duly authorized officer, to be effective as of the Effective Date.

CNBC.COM LLC                        LENDINGTREE.COM, INC.


------------------------------      -------------------------------
Signature                           Signature

------------------------------      -------------------------------
Printed Name                        Printed Name

------------------------------      -------------------------------
Title                               Title

                                                                    Exhibit A to
                                                       Co-Branded Site Agreement


                                    NBC Marks

                  To be provided by CNBC.com from time to time.

                                                                    Exhibit B to
                                                       Co-Branded Site Agreement


                              Attribution Standards


A text link will appear below CNBC.com's Attribution Line on every page of the Co-Branded Sites. The logo shall be 30x10 pixels and the attribution text link shall be in 8-point font, and shall appear as follows:

                         (C) [Year] LendingTree.com, Inc.

The attribution text shall link to an attribution page (the "Attribution Page") which shall reside on CNBC.com's servers. The Attribution Page shall contain content to be mutually agreed upon by LendingTree and CNBC.com but shall not contain a link to the LendingTree Site; provided, that the Attribution Page shall not contain any other links, advertisements or promotions of third party products or services, or any other material which is not directly relevant to LendingTree, CNBC or CNBC.com. CNBC.com and LendingTree will mutually agree upon standards for the timeliness of updates to the Attribution Page. Updates may include, but are not limited to new copy or new graphical elements.

                                                                    Exhibit C to
                                                       Co-Branded Site Agreement


                             Service Level Agreement

        CNBC.com and LendingTree agree that this Service Level Agreement specifies the standards applicable to the hosting and maintenance services LendingTree is to provide pursuant to Section 15 of the Agreement (the "Standards"). These Standards are intended to: (i) enable CNBC.com to understand clearly what level of service to expect from LendingTree, (ii) enable LendingTree to understand clearly what level of service to provide to CNBC.com, and (iii) define what measures and actions should be taken if that level of service is not provided.

1. Telephone Support. LendingTree shall make available via telephone at a toll-free number between the hours of 8:00 a.m. and 6:00 p.m. ET, Monday through Friday, excluding national holidays, qualified personnel to advise CNBC.com in connection with any unavailability, malfunction or defect in the Co-Branded Sites or any User's experience with the Co-Branded Sites.

2. Uptime. Except for regular scheduled maintenance which shall occur between the hours of 2:00 a.m. and 5:00 a.m. ET, the Co-Branded Sites shall be available and accessible to Users 99.5% of the time during the Term. For each aggregate one (1) hour period within one (1) calendar day that the Co-Branded Sites is not available to Users between the hours of 6:00 a.m. and 7:59 p.m. ET, LendingTree shall pay to CNBC.com the amount of $500.00. For each aggregate one
(1) hour period within one (1) calendar day that the Co-Branded Sites are not available to Users between the hours of 8:00 p.m. and 5:59 a.m. ET when the CNBC.com Site is available, LendingTree shall pay to CNBC.com the amount of $250.00.

3. Monitoring. LendingTree shall monitor the performance characteristics of the Co-Branded Sites. LendingTree shall promptly notify CNBC.com of any problem with the Co-Branded Sites and CNBC.com shall notify LendingTree of any problems it learns of with the Co-Branded Sites. Upon learning of or receiving notice of a problem with the Co-Branded Sites, LendingTree qualified personnel shall promptly consult with CNBC.com to assign a severity level to the problem as follows:

        Severity Level 1 - The Co-Branded Sites are wholly or substantially inoperable or interrupted.

        Severity Level 2 - The Co-Branded Sites remain usable with some limitation or degradation of functionality (i.e., normal activities are measurable impacted).

        Severity Level 3 - The Co-Branded Sites experience a minor error and the impact to normal activities is minimal.

4. Remedying Problems. After classifying the severity of a problem as set forth in Section 3 of this Exhibit C, LendingTree shall provide the following resources to remedy such problem:

- Severity Level 1 problems shall be given the highest priority of resolution. LendingTree shall, immediately upon classifying a problem as a Severity Level 1 problem, begin development of a resolution plan and notify CNBC.com of the status of the problem and the remedy within thirty
       (30) minutes. LendingTree shall use best efforts on a 24x7 basis to resolve a Severity Level 1 problem. Resolution of Severity Level 1 problems shall occur within one (1) hour.

- Severity Level 2 problems shall be given a medium priority of resolution. LendingTree shall, within thirty (30) minutes of classifying a problem as a Severity Level 2 problem, begin development of a resolution plan and notify CNBC.com of the status of the problem and the proposed resolution. LendingTree shall resolve Severity Level 2 problems within three (3) hours.

- Severity Level 3 problems shall be given the lowest priority of resolution and LendingTree shall resolve Severity Level 3 problems within five (5) hours.

If a permanent repair cannot be made, a temporary resolution (bypass and recovery) will be implemented and a permanent repair implemented thereafter as soon as possible. LendingTree shall maintain a sufficient staff and resources in order to achieve the high level of service described in this Agreement and this Exhibit C. In the event of multiple problems or requests from other partners of LendingTree, resources shall be allocated on a priority basis to CNBC.com.

In the event that LendingTree fails to resolve any Severity Level 1 or 2 problem within the resolution times set forth in Section 4 of this Exhibit C, then LendingTree shall pay to CNBC.com $500.00 for each one (1) hour period beyond the specified resolution time that the problem remains unresolved. In the event that LendingTree fails to resolve any Severity Level 3 problem within the resolution time specified in Section 4 of this Exhibit C, LendingTree shall pay to CNBC.com $250.00 for each one (1) hour period beyond the specified resolution time that the problem remains unresolved.

Any amounts payable by LendingTree pursuant to this Exhibit C shall be paid by LendingTree to CNBC.com within ten (10) days of the occurrence of the event from which the payment arises.

                                                                    Exhibit D to
                                                       Co-Branded Site Agreement

                   Advertising Buy on CNBC Television Network

1.     Gross expenditures:
              a) 2000:                $2,366,617
              b) 2001:                $2,366,617

2.     HH CPM
              a) 2000:                *****
              b) 2001:                *****

3.     *****
              a) Business Day (MF 430a-730p)      *****

4.     Daypart Distribution
              a) 100% Business Day

5.     Cancellation Options
              a) Each year is treated as separate one-year deals:
              b) 70% total firm with 1st Qtr 100% firm and each subsequent Qtrs. between 50%-75% firm to reach a yearly total of 70% firm.
              c) Option notification date is 60 days prior to start of Qtr

6.     Year #2 Negotiation
              a) The 2001 buy must be negotiated and ordered by 6/23/00

Note: Due to inventory constraints, exact number of units and programs subject to availabilities at the time of order.



--------------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                                                    Exhibit E to
                                                       Co-Branded Site Agreement

                          Essential LendingTree Content

Links to the LendingTree Site from the Co-Branded Sites as specified in Section 13(a).

                                                                Schedule 9(a) to
                                                       Co-Branded Site Agreement

                              Fee Per Click-Through

*****











--------------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                                               Schedule 11(a) to
                                                       Co-Branded Site Agreement

                                Marketing Support

1.     Banners, buttons and text links: *****
2.     Targeted e-mail banners: *****
3.     Advertising inventory: *****
4.     Additional Marketing Support: *****








--------------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                                               Schedule 11(b) to
                                                       Co-Branded Site Agreement

                                  Co-op Support

*****





--------------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                                               Schedule 23(a) to
                                                       Co-Branded Site Agreement

                              Termination Threshold

******








--------------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                                               Schedule 23(c) to
                                                       Co-Branded Site Agreement

                                  Refund Amount

******% of the Advertising Fees as of the date of such breach








--------------

***** Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.